EXHIBIT 23
                                                       ---------

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International, Inc. of our report dated February 9, 1999, included in the 1998 Annual Report to Shareholders of Chiquita Brands International, Inc.

   Our audits also included the financial statement schedule of Chiquita Brands International, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

   We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated February 9, 1999, with respect to the consolidated financial statements and schedule of Chiquita Brands International, Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998.

            Registration
     Form   No.           Description
     -----  ------------  -----------
     S-3    33-58424     Dividend Reinvestment Plan
     S-3    33-41057     Common Stock issuable upon conversion of Convertible
                           Subordinated Debentures
     S-3    333-00789    Debt Securities, Preferred Stock, Preference Stock,
                           Depositary Shares, Common Stock and Securities
                           Warrants
     S-8    33-2241      Chiquita Savings and Investment Plan
            33-16801
            33-42733
            33-56572
            333-39671
     S-8    33-14254          1986 Stock Option and Incentive Plan
            33-38284
            33-41069
            33-53993
     S-8    333-59085    1998 Stock Option and Incentive Plan
     S-8    33-38147          Associate Stock Purchase Plan
     S-8    333-59063    1997 Amended and Restated Deferred Compensation Plan


Cincinnati, Ohio
/s/ERNST & YOUNG LLP
March 29, 1999